Exhibit 99.1

ACE Limited ACE Global Headquarters 17 Woodbourne Avenue Hamilton HM 08 Bermuda	PO Box HM 1015 Hamilton HM DX Bermuda 441 295-5200 main 441 292-8675 fax www.acelimited.com

FOR IMMEDIATE RELEASE

Investor Contact:	Helen M. Wilson
(441) 299-9283
helen.wilson@ace.bm

Media Contact:	John Herbkersman
(215) 640-5119
john.herbkersman@ace-ina.com

ACE LIMITED PUBLISHES GLOBAL LOSS TRIANGLES

CONFERENCE CALL TO DISCUSS DISCLOSURE IS SCHEDULED

FOR OCTOBER 1, 2004 AT 9:00 A.M. EDT

HAMILTON, Bermuda – September 30, 2004 – ACE Limited (NYSE: ACE) has published the Company’s Global Loss Triangles today, September 30, 2004. Please refer to the ACE Limited website at www.acelimited.com in the Investor Information section under Financial Reports for copies of these documents. ACE’s website reference (url) is http://media.corporate-ir.net/media_files/nys/ace/reports/losstriangles_1.xls (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser’s URL address field).

This disclosure is fulfilling our previous commitment to provide information on our Global Loss Triangles and has not been triggered by any event or catalyst.

ACE will conduct a conference call to discuss this disclosure on Friday, October 1, 2004 at 9:00 a.m. Eastern Daylight Time. The conference call will be available via live and archived audio webcast at www.acelimited.com. Please refer to the ACE Limited website in the Investor Information section under Calendar of Events for details. A replay of the call will be available until Friday, October 22, 2004. To listen to the replay dial: 1-877-519-4471 (in the United States) or 1-973-341-3080 (international); passcode 5199151.

The conference call, webcast and its content thereof, and any tape, broadcast, or publication by ACE Limited, are the sole, copyrighted property of ACE Limited and may not be copied, taped, rebroadcast, or published in whole or in part without the express written consent of ACE Limited.

One of the ACE Group of Insurance & Reinsurance Companies

The ACE Group of Companies is a global leader in insurance and reinsurance serving a diverse group of clients. A component of the Standard & Poor’s 500 stock index, The ACE Group conducts its business on a worldwide basis with operating subsidiaries in nearly 50 countries. Additional information can be found at www.acelimited.com.

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